Exhibit 99.1

ANYWHERE REAL ESTATE INC. REPORTS
FIRST QUARTER 2025 FINANCIAL RESULTS

MADISON, N.J. (April 29, 2025) - Anywhere Real Estate Inc. (NYSE: HOUS) ("Anywhere" or the "Company"), a global leader in residential real estate services, today reported financial results for the first quarter ended March 31, 2025.
"Anywhere continues to prove the advantage of our unique assets, including our unmatched scale, high-margin franchise network, luxury leadership, and integrated end-to-end transaction experience. Those assets are driving differentiated success today and help fuel our growth and transformation as we look to the future," said Ryan Schneider, Anywhere president and CEO.
"Anywhere is on offense, seizing opportunities to fortify our market-leading position today while making smart moves to transform our operations, accelerate our strategic momentum, and build on our financial progress," said Charlotte Simonelli, Anywhere executive vice president, chief financial officer, and treasurer.
Schneider added: "Further, as our industry grapples with changing practices, Anywhere is reaffirming our commitment to doing what's best for the consumer, starting with advocating for transparency, consumer choice, and the broad, public distribution of real estate listings to help customers get the best price for their home."
First Quarter 2025 Highlights
•Generated Revenue of $1.2 billion, an increase of $78 million year-over-year.
•Reported Net Loss of $78 million, an improvement of $23 million year-over-year. Adjusted Net Loss of $64 million improved $21 million versus first quarter of 2024 (See Table 1a).
•Operating EBITDA loss of $1 million, a $12 million improvement year-over-year (See Table 5).
•Combined closed transaction volume increased 6% year-over-year, with units down about 4% and price up 11%. The Company's closed transaction volume increase outperformed the 3% year-over-year market volume growth reported by the National Association of Realtors (NAR) in the quarter. This market share gain in the quarter was driven by luxury success and differential growth in California and New York City.
•Continued strength in luxury with Coldwell Banker Global Luxury, Corcoran, and Sotheby’s International Realty brands significantly outperforming the market, with closed transaction volume increasing approximately 16% year-over-year.
•Welcomed 11 new US franchisees and added two new international expansions to our high-margin franchise network in the first quarter of 2025.
•Agent commission splits of 80.4% in the first quarter increased 39 basis points year-over-year. It is the 12th straight quarter of commission splits at approximately 80%.
•Realized cost savings of $14 million in the first quarter of 2025 and on track to deliver $100 million for full year 2025.
•Free Cash Flow of negative $130 million, reflecting seasonal use of cash for the business, improved from negative $145 million in 2024 (See Table 7).
•Anywhere was recognized as one of the World's Most Ethical Companies® for the 14th consecutive year.

Anywhere Reports Financial Results for First Quarter 2025

First Quarter 2025 Financial Highlights
The following table sets forth the Company’s financial highlights for the periods presented (in millions, except per share data) (unaudited):

	Three Months Ended March 31,
	2025	2024	Change	% Change
Revenue	$1,204	$1,126	$78	7%
Operating EBITDA [1,2]	(1)	(13)	12	92
Net loss attributable to Anywhere	(78)	(101)	23	23
Adjusted net loss [1,3]	(64)	(85)	21	25
Loss per share	(0.70)	(0.91)	0.21	23
Free Cash Flow [4]	(130)	(145)	15	10
Net cash used in operating activities	$(105)	$(122)	$17	14%

Select Key Drivers
Anywhere Brands - Franchise Group [5,6]
Closed homesale sides	137,089	144,775		(5)%
Average homesale price	$516,999	$470,119		10%
Anywhere Advisors - Owned Brokerage Group [6]
Closed homesale sides	49,461	50,513		(2)%
Average homesale price	$799,750	$709,506		13%
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,349	21,325		—%
Refinance title and closing units	2,504	2,025		24%
_______________
Footnotes:
1 Effective December 31, 2024, the Company updated its definitions of Operating EBITDA and Adjusted net income (loss) to include adjustments for non-cash stock-based compensation and legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits to conform with similar adjustments and measures disclosed by industry competitors. These changes have been applied retrospectively to prior periods to enhance comparability. The inclusion of these adjustments does not materially affect segment-level trends or conclusions previously disclosed.
2 See Table 5 for a reconciliation of Net loss attributable to Anywhere to Operating EBITDA. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets.
3 See Table 1a for a reconciliation of Net loss attributable to Anywhere to Adjusted net loss. Adjusted net income (loss) is defined as net income (loss) before mark-to-market interest rate swap adjustments, non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, (gain) loss on the early extinguishment of debt, (gain) loss on the sale of businesses, investments or other assets and the tax effect of the foregoing adjustments.
4 See Table 7 for a reconciliation of Net loss attributable to Anywhere to Free Cash Flow. Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, net interest expense, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations.
5 Includes all franchisees except for Owned Brokerage Group.
6 As of March 31, 2025, the Company's combined homesale transaction volume (transaction sides multiplied by average sale price) increased 6% compared with the first quarter of 2024.

Anywhere Reports Financial Results for First Quarter 2025

2025 Financial Estimates
The Company expects to realize cost savings of approximately $100 million in 2025, which we expect will be offset in part by inflationary pressures and investments as we look to make significant progress transforming our business.
The Company expects Operating EBITDA for full year 2025 to be about $350 million. The largest variable in this estimate is the performance of the housing market.
The Company expects Operating EBITDA for the second quarter of 2025 to be similar to the Operating EBITDA for the second quarter of 2024.
The Company expects its Free Cash Flow excluding one-time items to be similar to 2024. Free Cash Flow, like Operating EBITDA, is driven by the overall housing market and may be impacted by additional investments we make to drive growth and advance our technology strategy.
The one-time items are estimated to be approximately $115 million and consist of three payments we expect to make in 2025. First, the final $54 million payment towards our antitrust litigation settlement will be due when appeals are resolved, the timing of which is uncertain. Second, approximately $41 million for a 1999 Cendant legacy tax matter. Third, an approximately $20 million payment for the January 2025 settlement of the Company's TCPA litigation, subject to final court approval.
These estimates are subject to, among other things, macroeconomic and housing market uncertainties, including those related to declining affordability, constrained inventory and competitive, litigation and regulatory uncertainties. See "Forward-Looking Statements" below.
Balance Sheet
Total corporate debt, including the short-term portion, net of cash and cash equivalents (net corporate debt), totaled $2.6 billion at March 31, 2025. The Company ended the quarter with cash and cash equivalents of $110 million. The Company's Senior Secured Leverage Ratio was 1.51x at March 31, 2025 (see Table 8a). The Company's Net Debt Leverage Ratio was 7.2x at March 31, 2025 (see Table 8b).
As of April 28, 2025 the Company had $690 million of outstanding borrowings under its Revolving Credit Facility.
A consolidated balance sheet is included as Table 2 of this press release.
Investor Conference Call
Today, April 29, at 8:30 a.m. (ET), Anywhere will hold a conference call via webcast to review its Q1 2025 results and provide a business update. The webcast will be hosted by Ryan Schneider, chief executive officer and president, and Charlotte Simonelli, chief financial officer, and will conclude with an investor Q&A period with management.
To access the live webcast of the conference call or to view a replay, visit the company's investor relations website at https://ir.anywhere.re/.
The conference call can also be accessed by registering online at the Event Registration Page, at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.
About Anywhere Real Estate Inc.
Anywhere Real Estate Inc. (NYSE: HOUS) is moving real estate to what’s next. We fulfill our purpose to empower everyone’s next move through our leading integrated services, which include franchise, brokerage, relocation, and title and settlement businesses, as well as mortgage and title insurance underwriter minority owned joint ventures. Our brands are some of the most recognized names in real estate: Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, and Sotheby’s International Realty®. Every day, we help fuel the productivity of our vast network of franchise owners and our more than 300,000 affiliated agents globally as they build stronger businesses and best serve today’s consumers. Learn more about our award-winning culture of innovation and integrity at www.anywhere.re.

Anywhere Reports Financial Results for First Quarter 2025

Forward-Looking Statements
This press release contains "forward-looking statements," within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "believes", "expects", "anticipates", "intends", "projects", "estimates", "potential" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could", and include statements that refer to expectations or other characterizations of future events, circumstances or results. Examples of forward-looking statements include, but are not limited to, the information appearing under 2025 Financial Estimates.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Anywhere Real Estate Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
The following include some, but not all, of the factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements: downturns and disruptions in the residential real estate market, which could include, but are not limited to, factors that impact homesale transaction volume, such as: prolonged periods of a high mortgage rate and/or high inflation rate environment, continued or accelerated reductions in housing affordability, insufficient or excessive inventory and continued or accelerated declines, the absence of significant increases in the number of home sales, stagnant or declining home prices, or changes in consumer preferences in the U.S.; adverse developments or the absence of sustained improvement in macroeconomic conditions (such as business, economic or political conditions) on a global, domestic or local basis, including those arising from actual or potential changes in trade policy; changes to industry rules or practices that prohibit, restrict or adversely alter policies, practices, rules or regulations governing the functioning of the residential real estate market (regardless of whether such changes are driven by regulatory action, litigation outcomes, or otherwise); the impact of evolving competitive and consumer dynamics, including: meaningful decreases in the average broker commission rate, continued erosion of the Company's share of the commission income generated by homesale transactions, our ability (and the ability of affiliated joint ventures and franchisees) to compete against traditional and non-traditional competitors, our ability to adapt our business to changing consumer preferences, or further disruption in the residential real estate brokerage industry related to listing aggregator market power and concentration; our ability to execute our business strategy, including with respect to our efforts to: recruit and retain productive independent sales agents, attract and retain franchisees or renew existing franchise agreements without reducing contractual royalty rates or increasing the amount and prevalence of sales incentives, develop or procure products, services and technology that support our strategic initiatives, successfully adopt and integrate artificial intelligence and similar technology into our products and services, or achieve or maintain cost savings and other benefits from our cost-saving initiatives; adverse developments or outcomes in large scale litigation, involving significant claims, such as antitrust litigation and litigation related to the Telephone Consumer Protection Act (TCPA); risks related to our substantial indebtedness, in general, particularly heightened during industry downturns or broader recessions, which could adversely limit our operations, including our ability to grow our business, whether organically or via acquisitions, adversely impact our liquidity and/or adversely impact our ability, and any actions we may take, to refinance, restructure or repay our indebtedness; risks related to our ability to refinance or restructure our substantial indebtedness that will mature (or may spring forward) in 2026 on terms as favorable as those of currently outstanding debt, or at all, including as a result of global and national macroeconomic factors and their impact on the credit and capital markets; risks related to our business structure, including: the operating results of affiliated franchisees and their ability to pay franchise and related fees, continued consolidation among our top 250 franchisees, the geographic and high-end market concentration of our company owned brokerages, the loss of our largest real estate benefit program client or continued reduction in spending on relocation services, the failure of third-party vendors or partners to perform as expected or our failure to adequately monitor them, our ability to continue to securitize certain of the relocation assets of Cartus; our failure or alleged failure to comply with laws, regulations and regulatory interpretations and any changes or stricter interpretations of any of the foregoing, including but not limited to (1) antitrust laws and regulations, (2) the Real Estate Settlement Procedures Act or other federal or state

Anywhere Reports Financial Results for First Quarter 2025

consumer protection or similar laws, (3) state or federal employment laws or regulations that would require reclassification of independent contractor sales agents to employee status, (4) the TCPA, and (5) privacy or cybersecurity laws and regulations; cybersecurity incidents; impacts from severe weather events, natural disasters and other catastrophic events; impairment of our goodwill and other long-lived assets; the accuracy of market forecasts and estimates; and significant fluctuation in the price of our common stock.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings "Forward-Looking Statements," "Summary of Risk Factors" and "Risk Factors" in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings made from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events except as required by law.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained in the Tables attached to this release. See Tables 8a, 8b and 9 for definitions of these non-GAAP financial measures and Tables 1a, 5, 6a, 6b, 7, 8a and 8b for reconciliations of the historical non-GAAP financial measures to their most comparable GAAP terms.
Reconciliations of the Company's estimates of 2025 Operating EBITDA, Operating EBITDA for the second quarter of 2025 and full-year Free Cash Flow excluding one-time items, which are each non-GAAP financial measures, to estimated net income (loss) attributable to Anywhere are not provided because of the difficulty in forecasting and quantifying the items that would be necessary for such reconciliations. The Company also believes that providing estimates of the amounts that would be required to provide such reconciliations would imply a degree of precision that would be confusing or misleading to investors. These items are uncertain, depend on various factors and may have a material impact on GAAP results.
NAR data is subject to periodic review and revision, which has been, and could in the future be, material. Additionally, NAR uses survey data and estimates, which can have sampling errors and will not directly correlate with Anywhere Advisor's results due to its geographic concentration.

Investor Contacts:	Media Contacts:
Alicia Swift	Gabriella Chiera
(973) 407-4669	(973) 407-5236
Alicia.Swift@anywhere.re	Gabriella.Chiera@anywhere.re

John Carr	Kyle Kirkpatrick
(973) 407-2612	(973) 407-2935
John.Carr@anywhere.re	Kyle.Kirkpatrick@anywhere.re

Anywhere Reports Financial Results for First Quarter 2025                6
Table 1
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues
Gross commission income	$976	$907
Service revenue	125	119
Franchise fees	73	70
Other	30	30
Net revenues	1,204	1,126
Expenses
Commission and other agent-related costs	785	726
Operating	277	273
Marketing	44	45
General and administrative	103	99
Former parent legacy (benefit) cost, net	(3)	1
Restructuring costs, net	12	11
Impairments	6	6
Depreciation and amortization	46	55
Interest expense, net	36	39
Other income, net	(1)	(1)
Total expenses	1,305	1,254
Loss before income taxes, equity in losses and noncontrolling interests	(101)	(128)
Income tax benefit	(24)	(28)
Equity in losses of unconsolidated entities	1	1
Net loss	(78)	(101)
Less: Net income attributable to noncontrolling interests	—	—
Net loss attributable to Anywhere	$(78)	$(101)

Loss per share attributable to Anywhere shareholders:
Basic loss per share	$(0.70)	$(0.91)
Diluted loss per share	$(0.70)	$(0.91)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	111.4	110.7
Diluted	111.4	110.7

Anywhere Reports Financial Results for First Quarter 2025                7
Table 1a
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION
ADJUSTED NET INCOME (LOSS)
(In millions, except per share data)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Adjusted net loss as defined in Table 9 for the three-month periods ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024 (a)
Net loss attributable to Anywhere	$(78)	$(101)
Addback:
Stock-based compensation (b)	5	4
Restructuring costs, net (c)	12	11
Impairments	6	6
Former parent legacy (benefit) cost, net	(3)	1
Legal contingencies (d)	—	—
Gain on the sale of businesses, investments or other assets, net	(1)	—
Adjustments for tax effect (e)	(5)	(6)
Adjusted net loss attributable to Anywhere	$(64)	$(85)
_______________
(a)2024 amounts have been updated to reflect our definition of Adjusted net income (loss) (see Table 9 for definition).
(b)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period.
(c)Restructuring costs include personnel-related, facility-related and other costs related to professional fees and consulting fees.
(d)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(e)Reflects tax effect of adjustments at the Company's blended state and federal statutory rate.

Anywhere Reports Financial Results for First Quarter 2025                8
Table 2
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$110	$118
Restricted cash	5	6
Trade receivables (net of allowance for doubtful accounts of $17 for both periods presented)	109	101
Relocation receivables	165	150
Other current assets	200	206
Total current assets	589	581
Property and equipment, net	237	247
Operating lease assets, net	323	331
Goodwill	2,499	2,499
Trademarks	584	584
Franchise agreements, net	804	821
Other intangibles, net	101	106
Other non-current assets	451	467
Total assets	$5,588	$5,636
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$98	$101
Securitization obligations	135	140
Current portion of long-term debt	610	490
Current portion of operating lease liabilities	100	105
Accrued expenses and other current liabilities	506	553
Total current liabilities	1,449	1,389
Long-term debt	2,033	2,031
Long-term operating lease liabilities	278	284
Deferred income taxes	183	207
Other non-current liabilities	149	155
Total liabilities	4,092	4,066
Commitments and contingencies
Equity:
Anywhere preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Anywhere common stock: $0.01 par value; 400,000,000 shares authorized, 111,805,042 shares issued and outstanding at March 31, 2025 and 111,261,825 shares issued and outstanding at December 31, 2024	1	1
Additional paid-in capital	4,830	4,827
Accumulated deficit	(3,297)	(3,219)
Accumulated other comprehensive loss	(41)	(42)
Total stockholders' equity	1,493	1,567
Noncontrolling interests	3	3
Total equity	1,496	1,570
Total liabilities and equity	$5,588	$5,636

Anywhere Reports Financial Results for First Quarter 2025                9
Table 3
ANYWHERE REAL ESTATE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating Activities
Net loss	$(78)	$(101)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46	55
Deferred income taxes	(24)	(28)
Impairments	6	6
Amortization of deferred financing costs and debt premium	2	2
Gain on the sale of businesses, investments or other assets, net	(1)	—
Equity in losses of unconsolidated entities	1	1
Stock-based compensation	5	4
Other adjustments to net loss	—	(1)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(8)	(5)
Relocation receivables	(15)	(9)
Other assets	1	18
Accounts payable, accrued expenses and other liabilities	(44)	(60)
Dividends received from unconsolidated entities	8	—
Other, net	(4)	(4)
Net cash used in operating activities	(105)	(122)
Investing Activities
Property and equipment additions	(20)	(18)
Proceeds from the sale of investments in unconsolidated entities	2	—
Other, net	5	2
Net cash used in investing activities	(13)	(16)
Financing Activities
Net change in Revolving Credit Facility	120	153
Amortization payments on term loan facilities	—	(5)
Net change in securitization obligations	(5)	(5)
Taxes paid related to net share settlement for stock-based compensation	(2)	(3)
Other, net	(4)	(6)
Net cash provided by financing activities	109	134
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	—	—
Net decrease in cash, cash equivalents and restricted cash	(9)	(4)
Cash, cash equivalents and restricted cash, beginning of period	124	119
Cash, cash equivalents and restricted cash, end of period	$115	$115

Supplemental Disclosure of Cash Flow Information
Interest payments (including securitization interest of $2 for both periods presented)	$29	$31
Income tax refunds, net	(18)	(1)

Anywhere Reports Financial Results for First Quarter 2025                10
Table 4a

ANYWHERE REAL ESTATE INC.
2025 vs. 2024 KEY DRIVERS

	Three Months Ended March 31,
	2025	2024	% Change
Anywhere Brands - Franchise Group (a)
Closed homesale sides	137,089	144,775	(5)%
Average homesale price	$516,999	$470,119	10%
Average homesale broker commission rate	2.41%	2.43%	(2) bps
Net royalty per side	$453	$417	9%
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	49,461	50,513	(2)%
Average homesale price	$799,750	$709,506	13%
Average homesale broker commission rate	2.35%	2.41%	(6) bps
Gross commission income per side	$19,720	$17,946	10%
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,349	21,325	—%
Refinance title and closing units	2,504	2,025	24%
Average fee per closing unit	$3,476	$3,208	8%
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for First Quarter 2025                11
Table 4b

ANYWHERE REAL ESTATE INC.
2024 KEY DRIVERS

	Quarter Ended				Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Anywhere Brands - Franchise Group (a)
Closed homesale sides	144,775	194,372	189,833	171,609	700,589
Average homesale price	$470,119	$506,676	$502,512	$504,637	$497,494
Average homesale broker commission rate	2.43%	2.42%	2.41%	2.39%	2.41%
Net royalty per side	$417	$462	$456	$446	$447
Anywhere Advisors - Owned Brokerage Group
Closed homesale sides	50,513	71,895	67,625	59,388	249,421
Average homesale price	$709,506	$775,453	$741,623	$757,275	$748,596
Average homesale broker commission rate	2.41%	2.36%	2.36%	2.35%	2.37%
Gross commission income per side	$17,946	$19,141	$18,376	$18,577	$18,557
Anywhere Integrated Services - Title Group
Purchase title and closing units	21,325	29,816	27,631	24,840	103,612
Refinance title and closing units	2,025	2,394	2,661	3,145	10,225
Average fee per closing unit	$3,208	$3,323	$3,361	$3,428	$3,341
_______________
(a)Includes all franchisees except for Owned Brokerage Group.

Anywhere Reports Financial Results for First Quarter 2025                12
Table 5
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - OPERATING EBITDA
THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(In millions)
Set forth in the table below is a reconciliation of Net loss attributable to Anywhere to Operating EBITDA as defined in Table 9 for the three-month periods ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Anywhere	$(78)	$(101)
Income tax benefit	(24)	(28)
Loss before income taxes	(102)	(129)
Add: Depreciation and amortization	46	55
Interest expense, net	36	39
Stock-based compensation (a)	5	4
Restructuring costs, net (b)	12	11
Impairments (c)	6	6
Former parent legacy (benefit) cost, net (d)	(3)	1
Legal contingencies (e)	—	—
Gain on the sale of businesses, investments or other assets, net	(1)	—
Operating EBITDA	$(1)	$(13)
_______________
(a)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. This expense is primarily related to Corporate and Other.
(b)Restructuring costs include personnel-related, facility-related and other costs related to professional fees and consulting fees.
Restructuring charges incurred for the three months ended March 31, 2025 include $7 million at Owned Brokerage Group and $5 million in Corporate and Other. Restructuring charges incurred for the three months ended March 31, 2024 include $1 million at Franchise Group, $6 million at Owned Brokerage Group and $4 million in Corporate and Other.
(c)Non-cash impairments primarily related to leases and other assets.
(d)Former parent legacy items are recorded in Corporate and Other and relate to legacy tax matters.
(e)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
The following table reflects Revenue, Operating EBITDA and Operating EBITDA margin, both as defined in Table 9, for each of the Company's reportable segments and Corporate and Other:

	Revenues (b)		$ Change	% Change	Operating EBITDA		$ Change	% Change	Operating EBITDA Margin		Change
	2025	2024			2025	2024 (c)			2025	2024 (c)
Franchise Group	$204	$200	$4	2%	$97	$90	$7	8%	48%	45%	3
Owned Brokerage Group	990	919	71	8	(47)	(59)	12	20	(5)	(6)	1
Title Group	78	71	7	10	(18)	(15)	(3)	(20)	(23)	(21)	(2)
Corporate and Other (a)	(68)	(64)	(4)	(b)	(33)	(29)	(4)	(14)
Total Company	$1,204	$1,126	$78	7%	$(1)	$(13)	$12	92%	—%	(1)%	1
_______________
(a)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(b)Revenues include the elimination of transactions between segments, which consists of intercompany royalties and marketing fees paid by Owned Brokerage Group of $68 million and $64 million during the three months ended March 31, 2025 and 2024, respectively, and are eliminated in the Corporate and Other line.
(c)2024 amounts have been updated to reflect our definition of Operating EBITDA (see Table 9 for definition).

Anywhere Reports Financial Results for First Quarter 2025                13
Table 6a
ANYWHERE REAL ESTATE INC.
SELECTED 2025 FINANCIAL DATA
(In millions)

Three Months Ended
March 31, 2025
Net revenues (a)
Franchise Group	$204
Owned Brokerage Group	990
Title Group	78
Corporate and Other (b)	(68)
Total Company	$1,204

Operating EBITDA
Franchise Group	$97
Owned Brokerage Group	(47)
Title Group	(18)
Corporate and Other (b)	(33)
Total Company	$(1)

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(1)

Less: Depreciation and amortization	46
Interest expense, net	36
Income tax benefit	(24)
Stock-based compensation (c)	5
Restructuring costs, net (d)	12
Impairments (e)	6
Former parent legacy benefit, net (f)	(3)
Gain on the sale of businesses, investments or other assets, net	(1)
Net loss attributable to Anywhere	$(78)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $68 million for the three months ended March 31, 2025. Such amounts are eliminated in the Corporate and Other line.
(b)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(c)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period.
(d)Includes restructuring charges broken down by business unit as follows:

Three Months Ended
March 31, 2025
Owned Brokerage Group	$7
Corporate and Other	5
Total Company	$12
(e)Non-cash impairments primarily related to leases and other assets.
(f)Former parent legacy items are recorded in Corporate and Other and relate to legacy tax matters.

Anywhere Reports Financial Results for First Quarter 2025                14
Table 6b
ANYWHERE REAL ESTATE INC.
SELECTED 2024 FINANCIAL DATA
(In millions)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2024	2024	2024	2024
Net revenues (a)
Franchise Group	$200	$265	$267	$229	$961
Owned Brokerage Group	919	1,393	1,258	1,118	4,688
Title Group	71	103	96	92	362
Corporate and Other (b)	(64)	(92)	(86)	(77)	(319)
Total Company	$1,126	$1,669	$1,535	$1,362	$5,692

Operating EBITDA
Franchise Group	$90	$159	$151	$121	$521
Owned Brokerage Group	(59)	4	(11)	(27)	(93)
Title Group	(15)	9	2	(9)	(13)
Corporate and Other (b)	(29)	(29)	(34)	(33)	(125)
Total Company	$(13)	$143	$108	$52	$290

Non-GAAP Reconciliation - Operating EBITDA
Total Company Operating EBITDA	$(13)	$143	$108	$52	$290

Less: Depreciation and amortization	55	48	48	47	198
Interest expense, net	39	40	38	36	153
Income tax (benefit) expense	(28)	11	2	13	(2)
Stock-based compensation (c)	4	4	4	5	17
Restructuring costs, net (d)	11	7	6	8	32
Impairments (e)	6	2	1	11	20
Former parent legacy cost (benefit), net (f)	1	1	(1)	1	2
Legal contingencies (g)	—	—	10	(8)	2
Gain on the early extinguishment of debt (h)	—	—	(7)	—	(7)
Loss on the sale of businesses, investments or other assets, net	—	—	—	3	3
Net (loss) income attributable to Anywhere	$(101)	$30	$7	$(64)	$(128)
_______________
(a)Transactions between segments are eliminated in consolidation. Revenues for Franchise Group include intercompany royalties and marketing fees paid by Owned Brokerage Group of $64 million, $92 million, $86 million and $77 million for the three months ended March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, respectively. Such amounts are eliminated in the Corporate and Other line.
(b)Corporate and Other includes the Company's intersegment revenues which are eliminated and various unallocated corporate expenses.
(c)Stock-based compensation is a non-cash expense that is based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period.
(d)Includes restructuring charges broken down by business unit as follows:

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2024	2024	2024	2024
Franchise Group	$1	$2	$1	$—	$4
Owned Brokerage Group	6	1	3	5	15
Title Group	—	1	—	—	1
Corporate and Other	4	3	2	3	12
Total Company	$11	$7	$6	$8	$32
(e)Non-cash impairments primarily related to leases and other assets.
(f)Former parent legacy items are recorded in Corporate and Other and relate to a legacy tax matter.
(g)Legal contingencies do not include cases that are part of our normal operating activities or legal expenses incurred in the ordinary course of business.
(h)Gain on the early extinguishment of debt is recorded in Corporate and Other and relates to the repurchases of Unsecured Notes.

Anywhere Reports Financial Results for First Quarter 2025                15
Table 6c
ANYWHERE REAL ESTATE INC.
2024 CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2024	2024	2024	2024	2024
Revenues
Gross commission income	$907	$1,376	$1,242	$1,104	$4,629
Service revenue	119	159	156	140	574
Franchise fees	70	101	98	87	356
Other	30	33	39	31	133
Net revenues	1,126	1,669	1,535	1,362	5,692
Expenses
Commission and other agent-related costs	726	1,108	998	886	3,718
Operating	273	285	287	280	1,125
Marketing	45	47	51	52	195
General and administrative	99	93	111	89	392
Former parent legacy cost (benefit), net	1	1	(1)	1	2
Restructuring costs, net	11	7	6	8	32
Impairments	6	2	1	11	20
Depreciation and amortization	55	48	48	47	198
Interest expense, net	39	40	38	36	153
Gain on the early extinguishment of debt	—	—	(7)	—	(7)
Other (income) expense, net	(1)	—	—	1	—
Total expenses	1,254	1,631	1,532	1,411	5,828
(Loss) income before income taxes, equity in losses (earnings) and noncontrolling interests	(128)	38	3	(49)	(136)
Income tax (benefit) expense	(28)	11	2	13	(2)
Equity in losses (earnings) of unconsolidated entities	1	(3)	(6)	1	(7)
Net (loss) income	(101)	30	7	(63)	(127)
Less: Net income attributable to noncontrolling interests	—	—	—	(1)	(1)
Net (loss) income attributable to Anywhere	$(101)	$30	$7	$(64)	$(128)

(Loss) earnings per share attributable to Anywhere shareholders:
Basic (loss) earnings per share	$(0.91)	$0.27	$0.06	$(0.58)	$(1.15)
Diluted (loss) earnings per share	$(0.91)	$0.27	$0.06	$(0.58)	$(1.15)
Weighted average common and common equivalent shares of Anywhere outstanding:
Basic	110.7	111.2	111.3	111.3	111.1
Diluted	110.7	111.9	112.2	111.3	111.1

Anywhere Reports Financial Results for First Quarter 2025                16
Table 7
ANYWHERE REAL ESTATE INC.
NON-GAAP RECONCILIATION - FREE CASH FLOW
THREE MONTHS ENDED MARCH 31, 2025 AND 2024
(In millions)
A reconciliation of Net loss attributable to Anywhere to Free Cash Flow as defined in Table 9 is set forth in the following table:

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Anywhere	$(78)	$(101)
Income tax benefit	(24)	(28)
Income tax refunds	18	1
Interest expense, net	36	39
Cash interest payments	(29)	(31)
Depreciation and amortization	46	55
Capital expenditures	(20)	(18)
Restructuring costs and former parent legacy items, net of payments	1	4
Impairments	6	6
Gain on the sale of businesses, investments or other assets, net	(1)	—
Working capital adjustments	(65)	(58)
Relocation receivables (assets), net of securitization obligations	(20)	(14)
Free Cash Flow	$(130)	$(145)
A reconciliation of Net cash used in operating activities to Free Cash Flow is set forth in the following table:

	Three Months Ended March 31,
	2025	2024
Net cash used in operating activities	$(105)	$(122)
Property and equipment additions	(20)	(18)
Net change in securitization obligations	(5)	(5)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	—
Free Cash Flow	$(130)	$(145)

Net cash used in investing activities	$(13)	$(16)
Net cash provided by financing activities	$109	$134

Anywhere Reports Financial Results for First Quarter 2025                17
Table 8a
NON-GAAP RECONCILIATION - SENIOR SECURED LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2025
(In millions)
The senior secured leverage ratio is tested quarterly pursuant to the terms of the senior secured credit facilities*. For the trailing four-quarter period ended March 31, 2025, Anywhere Real Estate Group LLC ("Anywhere Group") was required to maintain a senior secured leverage ratio not to exceed 4.75 to 1.00. The senior secured leverage ratio is measured by dividing Anywhere Group's total senior secured net debt by the trailing four-quarter EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement. Total senior secured net debt does not include the 7.00% Senior Secured Second Lien Notes*, our unsecured indebtedness, including the Unsecured Notes* and Exchangeable Senior Notes*, or the securitization obligations. EBITDA calculated on a Pro Forma Basis, as defined in the Senior Secured Credit Agreement, includes the bank adjustments set forth below. The Company was in compliance with the senior secured leverage ratio covenant at March 31, 2025 with a ratio of 1.51x to 1.00.
A reconciliation of Net loss attributable to Anywhere Group to EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended March 31, 2025 is set forth in the following table:

	Four-Quarter Period Ended
	March 31, 2025
Net loss attributable to Anywhere Group (a)	$(105)
Bank covenant adjustments:
Income tax expense	2
Depreciation and amortization	189
Interest expense, net	150
Restructuring costs, net	33
Impairments	20
Former parent legacy benefit, net	(2)
Gain on the early extinguishment of debt	(7)
Loss on asset dispositions, net	1
Pro forma effect of business optimization initiatives (b)	19
Non-cash stock compensation expense, other non-cash charges and extraordinary, nonrecurring or unusual charges (c)	41
Pro forma effect of acquisitions and new franchisees (d)	6
Incremental securitization interest costs (e)	9
EBITDA as defined by the Senior Secured Credit Agreement*	$356
Total senior secured net debt (f)	$537
Senior secured leverage ratio*	1.51	x
_______________
(a)Net loss attributable to Anywhere Group consists of: (i) income of $30 million for the second quarter of 2024, (ii) income of $7 million for the third quarter of 2024, (iii) loss of $64 million for the fourth quarter of 2024 and (iv) loss of $78 million for the first quarter of 2025.
(b)Represents the four-quarter pro forma effect of business optimization initiatives.
(c)Represents non-cash long term incentive compensation charges, other non-cash charges and extraordinary, nonrecurring or unusual litigation charges.
(d)Represents the estimated impact of acquisitions and franchise sales activity, net of brokerages that exited our franchise system, as if these changes had occurred at the beginning of the trailing twelve-month period. Franchisee sales activity is comprised of new franchise agreements as well as growth through acquisitions and independent sales agent recruitment by existing franchisees with our assistance. We have made a number of assumptions in calculating such estimates and there can be no assurance that we would have generated the projected levels of Operating EBITDA had we owned the acquired entities or entered into the franchise contracts as of the beginning of the trailing twelve-month period.
(e)Incremental borrowing costs incurred as a result of the securitization facilities refinancing for the four-quarter period ended March 31, 2025.

Anywhere Reports Financial Results for First Quarter 2025                18
(f)Represents total borrowings secured by a first priority lien on our assets of $610 million under the Revolving Credit Facility plus $12 million of finance lease obligations less $85 million of readily available cash as of March 31, 2025. Pursuant to the terms of our senior secured credit facilities, total senior secured net debt does not include our securitization obligations, 7.00% Senior Secured Second Lien Notes or unsecured indebtedness, including the Unsecured Notes and Exchangeable Senior Notes.

* Our senior secured credit facilities include the facilities under our Amended and Restated Credit Agreement dated as of March 5, 2013, as amended from time to time (the "Senior Secured Credit Agreement"). Our Senior Secured Second Lien Notes include our 7.00% Senior Secured Second Lien Notes due in 2030. Our Unsecured Notes include our 5.75% Senior Notes due 2029 and 5.25% Senior Notes due 2030. Exchangeable Senior Notes refers to our 0.25% Exchangeable Senior Notes due 2026.

Anywhere Reports Financial Results for First Quarter 2025                19
Table 8b
NET DEBT LEVERAGE RATIO
FOR THE FOUR-QUARTER PERIOD ENDED MARCH 31, 2025
(In millions)
Net corporate debt (excluding securitizations) divided by EBITDA calculated on a Pro Forma Basis, as those terms are defined in the Senior Secured Credit Agreement, for the four-quarter period ended March 31, 2025 (referred to as net debt leverage ratio) is set forth in the following table:

	As of March 31, 2025
Revolving Credit Facility	$610
7.00% Senior Secured Second Lien Notes	640
5.75% Senior Notes	558
5.25% Senior Notes	449
0.25% Exchangeable Senior Notes	403
Finance lease obligations	12
Corporate Debt (excluding securitizations)	2,672
Less: Cash and cash equivalents	110
Net Corporate Debt (excluding securitizations)	$2,562

EBITDA as defined by the Senior Secured Credit Agreement (a)	$356

Net Debt Leverage Ratio (b)	7.2	x
_______________
(a)See Table 8a for a reconciliation of Net loss attributable to Anywhere Group to EBITDA as defined by the Senior Secured Credit Agreement.
(b)Net Debt Leverage Ratio is substantially similar to Consolidated Leverage Ratio (as defined under the indentures governing the Unsecured Notes and the 7.00% Senior Secured Second Lien Notes), except that under the indentures when the Consolidated Leverage Ratio is measured at March 31 of any given year, the calculation includes a positive $200 million seasonality adjustment to cash and cash equivalents.

Anywhere Reports Financial Results for First Quarter 2025                20
Table 9
Non-GAAP Definitions
Operating EBITDA is our primary non-GAAP measure. Operating EBITDA is defined as net income (loss) adjusted for depreciation and amortization, interest expense, net (excluding relocation services interest for securitization assets and securitization obligations), income taxes, and certain non-core items. Non-core items include non-cash stock-based compensation, restructuring charges, impairments, former parent legacy items, legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits, gains or losses on the early extinguishment of debt, and gains or losses on discontinued operations or the sale of businesses, investments or other assets. The adjustment for stock-based compensation reflect non-cash expenses that are based on grant date fair value, which is influenced by the Company's stock price, and recognized over the requisite service period. The adjustment for legal contingencies excludes cases that are part of our normal operating activities and legal expenses incurred in the ordinary course of business. Operating EBITDA Margin is defined as Operating EBITDA as a percentage of revenues.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
•this measure does not reflect changes in, or cash required for, our working capital needs;
•this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
•this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
•this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
•other companies may calculate this measure differently so they may not be comparable.
In addition to Operating EBITDA, we present Adjusted net income (loss) because we believe this measure is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our operating results. Adjusted net income (loss) is defined by us as net income (loss) before: (a) mark-to-market interest rate swap adjustments; (b) non-cash stock-based compensation; (c) restructuring charges as a result of initiatives currently in progress; (d) impairments; (e) former parent legacy items, which pertain to liabilities of the former parent for matters prior to mid-2006 and are non-operational in nature; (f) legal contingencies unrelated to normal operations which currently includes industry-wide antitrust lawsuits and class action lawsuits; (g) (gain) loss on the early extinguishment of debt that results from refinancing and deleveraging debt initiatives; (h) the (gain) loss on the sale of businesses, investments or other assets and (i) the tax effect of the foregoing adjustments.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income (loss) attributable to Anywhere and net cash provided by (used in) operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.